Exhibit 99.1

LAIDLAW INTERNATIONAL ANNOUNCES DEBT REPRICING

NAPERVILLE, IL, December 15, 2003 — Laidlaw International, Inc. (OTC Bulletin Board: LALW; TSX: BUS) today announced it successfully negotiated with the Term B debt holders to modify the terms of its $625 million loan maturing June 2009. The interest rate charged on the loan outstandings has been reduced to LIBOR plus 375 basis points, down 125 basis points from LIBOR plus 500 basis points. Additionally, the LIBOR floor or minimum base rate has been reduced to 1.75 percent, down 25 basis points from the previous floor of 2.0 percent.

Laidlaw International, Inc. is a holding company for North America’s largest providers of school and inter-city bus transport, public transit, patient transportation and emergency department management services. Trades of the company’s shares are posted on the OTC Bulletin Board (OTCBB: LALW). Additionally, the company’s shares trade on the Toronto Stock Exchange (TSX: BUS). For more information, visit our website at www.laidlaw.com.

Contact:
Sarah Lewensohn
Director, Investor Relations
(630) 848-3120